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                                                                    EXHIBIT 8.01

                          [VINSON & ELKINS LETTERHEAD]


                                 July 26, 1999


Enron Corp.
1400 Smith Street
Houston, Texas 77002-7369

Ladies and Gentlemen:

         We have participated in the preparation of the Registration Statement on Form S-3 (Registration No. 333-83549) (such Registration Statement, as amended on the effective date thereof being referred to herein as the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of Exchangeable Notes of Enron Corp., as well as the prospectus relating thereto and included as part of the Registration Statement (the "Prospectus").

         The statements in the Prospectus under the caption "Federal Income Tax Considerations" have been prepared by us and, in our opinion, are based upon reasonable interpretations of law in effect as of the date hereof. Because of the absence of authority as to the proper characterization of the Exchangeable Notes for federal income tax purposes, no opinion can be given with respect to the specific tax consequences of owning or disposing of the Exchangeable Notes and no assurance can be given that the Internal Revenue Service will accept, or that a court will uphold, the interpretations set forth under the caption "Federal Income Tax Considerations."

         We hereby consent to the references to this firm under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of person whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                                   Very truly yours,

                                                   /s/ VINSON & ELKINS L.L.P.

                                                   VINSON & ELKINS L.L.P.

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